POWER OF ATTORNEY
I hereby constitute and appoint each of
 Brian Gavin and Peter Koffler, signing singly, my
true and lawful attorney-in-fact:
(1) to execute for and on my behalf, in
 my capacity as a trustee, officer or other
reporting person of Blackstone Alternative
 Alpha Fund or Blackstone Alternative
Alpha Master Fund, each a Massachusetts
 business trust, (each, a "Fund"), Forms
3,4 and 5 in accordance with Section 16(a)
 ofthe Securities Exchange Act of
1934, as amended, and the rules thereunder,
 and Section 30(h) of the Investment
Company Act of 1940, as amended;
(2) to do and perform any and all acts for
 and on my behalf that may be necessary or
desirable to complete and execute any such
 Form 3, 4 or 5 to and timely file such
Form with the United States Securities and
 Exchange Commission (the "SEC");
(3) do and perform any and all acts for
 and on behalf of the undersigned that may be
necessary or desirable to file for Access
Codes to the SEC EDGAR System,
including but not limited to the completion,
 execution and timely delivery of a
statement of authentication to the Commission
 in order to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type
 whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact,
 may be to my benefit, in my best
interest, or that I am legally required to do,
 it being understood that the documents
executed by such attorney-in-fact on my behalf
 pursuant to this Power of Attorney
shall be in such form and shall contain such
 terms and conditions as such
attorney-in-fact may approve in such
 attorney-in-fact's discretion.
I hereby grant to each such attorney-in-fact
 full power and authority to do and perform
 any and
every act and thing whatsoever requisite, necessary
, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully
to all intents and purposes as I might or could do
if personally present, with full power of substitution,
 resubstitution or revocation, hereby
ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's
substitute or
substitutes, shall lawfully do or cause to be done
by virtue of this power of attorney and the
rights and powers herein granted. I acknowledge
that the attorneys-in-fact, in serving in such
capacity at my request, are not assuming, nor is
any Fund assuming, any of my responsibilities to
comply with Section 16 of the Securities Exchange
Act of 1934, as amended, and the rules
thereunder, and Section 30(h) of the Investment
Company Act of 1940, as amended.
This Power of Attorney shall remain in full force
 and effect until I am no longer required to file
Forms 3, 4 and 5 with respect to my holdings of
and transactions in Fund securities, unless I
earlier revoke it in a signed writing delivered
to the attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this Power of
Attorney to be executed as of this
14th day of February, 2012.
/s/ Stephen W. Sullens
Signature
Stephen W. Sullens
Print Name